Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
FOURTH QUARTER 2013 RESULTS

LAKE ZURICH, ILLINOIS, February 12, 2014 - ACCO Brands Corporation (NYSE: ACCO), a world leader in branded office products, today reported its fourth quarter results for the period ended December 31, 2013.

“As we reported in January, our quarterly and full-year results were in line with our overall expectations,” said Boris Elisman, president and chief executive officer, ACCO Brands.  “Despite a challenging environment, we generated over $150 million in free cash flow, which was used to reduce our debt.  Looking into 2014, we again expect strong free cash flow, underpinned by cost reduction actions and productivity improvements.”

Fourth Quarter Results

Net sales decreased 5% to $503.7 million, compared to $529.7 million in the prior-year quarter. On a constant currency basis, sales declined 2% driven primarily by lower volume and mix. Income from continuing operations was $50.3 million, or $0.43 per share, including pre-tax net charges of $11.0 million, primarily for restructuring costs. This compared to a loss of $15.1 million, or $0.13 per share, in the prior-year quarter, which included a significant tax adjustment. Adjusted income from continuing operations in the current quarter increased 6% to $44.9 million, or $0.39 per share, compared to $42.3 million, or $0.37 per share, in the prior-year quarter. The improvement was the result of cost synergies and productivity improvements, which were partially offset by lower sales and unfavorable foreign exchange.

Business Segment Highlights

ACCO Brands North America - Sales decreased 7% to $269.6 million from $290.3 million in the prior-year quarter. On a constant currency basis, sales decreased 6% driven by a decline in volume and mix, in part due to the exit from unprofitable sales. The decline was due to soft demand and lost placements. North America operating income was $36.6 million compared to $36.1 million in the prior-year quarter. North America adjusted operating income increased 10% to $46.3 million in the current quarter from $42.2 million in the prior-year quarter, and adjusted operating margin increased to 17.2% from 14.5% in the prior-year quarter. The increases in adjusted operating income and margin were primarily due to cost synergies and productivity improvements, which were partially offset by lower sales and unfavorable mix.

ACCO Brands International - Sales increased 1% to $188.3 million from $187.3 million in the prior-year quarter. On a constant currency basis, sales increased 7% due to higher prices and volume. International operating income was $34.2 million compared to $30.1 million in the prior-year quarter.

International adjusted operating income increased 17% to $35.4 million, compared to adjusted operating income of $30.2 million in the prior-year quarter, and adjusted operating margin increased to 18.8% from 16.1% in the prior-year quarter. The increases in adjusted operating income and margin were largely due to sales growth as well as productivity improvements and lower pension costs.

Computer Products - Sales decreased 12% to $45.8 million, from $52.1 million in the prior-year quarter, due to lower volume and mix as well as price. Volume declines and lower average selling prices were driven by increased competition in the tablet and smart phone accessory space, as well as continued declines in laptop shipments, which impacted demand for security and PC accessories. Adjusted operating income was $5.4 million, compared to $10.7 million in the prior-year quarter, and adjusted operating margin decreased to 11.8% from 20.5% in the prior-year quarter. The decreases in adjusted operating income and margin were primarily due to lower sales.

Twelve Month Results

Net sales increased 0.4% to $1.77 billion, compared to $1.76 billion in the prior-year twelve-month period, due to the full-year impact of the merger with MeadWestvaco's Consumer & Office Products business (“Mead C&OP”). Income from continuing operations was $77.3 million, or $0.67 per share, including pre-tax charges of $43.5 million primarily for restructuring costs, debt refinancing and IT integration costs. This compared to income from continuing operations of $117.0 million, or $1.22 per share, in the prior-year period, including a $145.1 million tax benefit, which was only partially offset by refinancing costs, merger-related costs and restructuring charges.

On a pro forma basis, including the results of Mead C&OP for all of 2012, sales decreased 7%, or 5% on a constant currency basis. The underlying decline was driven primarily by lower volume and mix in North America and Computer Products. Adjusted income from continuing operations was $87.9 million, or $0.76 per share, compared to adjusted pro forma income from continuing operations in the prior-year period of $93.7 million, or $0.82 per share. The decline in income was primarily driven by lower sales and unfavorable foreign exchange, partially offset by cost synergies and productivity improvements.

In 2013, the company reduced its debt by $151 million.

Business Outlook

The company expects 2014 sales to decline in the mid-single digits and adjusted earnings per share of $0.70-$0.76, both of which assume negative effects of foreign currency. The company expects free cash flow of approximately $140 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis in this earnings release, we provide investors with certain non-GAAP measures, including “adjusted,” “adjusted pro forma,” “adjusted supplemental EBITDA” "free cash flow" and "adjusted free cash flow" financial measures. See our Reconciliations of Adjusted Results and Adjusted Reported and Pro Forma Results, Reconciliations of Operating Income to Adjusted Supplemental EBITDA from Continuing Operations and Pro Forma Operating Income to Adjusted Supplemental EBITDA from Continuing Operations, Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow and our Reported and Pro Forma Supplemental Business Segment Information and Reconciliation for a description of each of these non-GAAP financial measures and a reconciliation to the comparable GAAP financial measure for each of the periods presented herein. We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements which may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them.  In particular, our business outlook is based on certain assumptions which we believe are reasonable under the circumstances.  These include, without limitation, assumptions regarding changes in the macro environment, fluctuations in foreign currency rates, changes in the competitive landscape and consumer behavior and the effect of consolidation in the office products industry as well as other factors described below.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from our current outlook or expectations are: the concentration of our business with a relatively limited number of customers, and the impact of a loss or bankruptcy of a major customer or a substantial reduction in sales to a major customer; the further consolidation of the office products industry and further consolidation of our customers, including the recently completed merger of Office Depot and OfficeMax; decisions made by our large and sophisticated customers, including decisions to expand the sourcing of their own private label products or otherwise change their merchandising strategies; decisions by our competitors, including taking advantage of low entry barriers to expand their introduction and production of competing products; decisions made by end-users of our products, such as whether to purchase lower-priced, substitute or alternative products, including electronic versions of our time management and planning products or private label products; our ability to meet the competitive challenges faced by our Computer Products business, which is characterized by rapid change, including changes in technology and short product life cycles and is dependent on the introduction of third party manufacturers of new equipment to drive demand in its tablet, smartphone and PC accessory businesses; commercial and consumer spending decisions during periods of economic uncertainty; the continued integration of Mead C&OP with our business, operations and culture, and the ability to realize cost synergies, growth opportunities and other potential benefits of the merger; our ability to successfully expand our business in new, developing and emerging markets and sales channels; litigation or legal proceedings; the risks associated with outsourcing production of certain of our products to suppliers in China and other Asia-Pacific countries; the development, introduction and acceptance of new products in the office and school products markets, and the decline in the use of paper-based dated time management and productivity tools; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities; material failure, inadequacy or interruption of our information technology systems; the risks associated with seasonality, and foreign currency, interest rate and commodity and labor cost fluctuations; any impairment of our goodwill or other intangible assets; our ability to secure, protect and maintain rights to intellectual property; our ability to retain key employees; risks associated with our substantial indebtedness; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as updated in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and in "Part II, Items 1A, Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
(in millions of dollars)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$53.5	$50.0
Accounts receivable, net	471.9	498.7
Inventories	254.7	265.5
Deferred income taxes	33.5	31.1
Other current assets	28.1	29.0
Total current assets	841.7	874.3
Total property, plant and equipment	548.5	591.4
Less accumulated depreciation	(295.2)	(317.8)
Property, plant and equipment, net	253.3	273.6
Deferred income taxes	37.3	36.4
Goodwill	568.3	589.4
Identifiable intangibles, net	607.0	646.6
Other non-current assets	75.3	87.4
Total assets	$2,382.9	$2,507.7
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable to banks	$—	$1.2
Current portion of long-term debt	0.1	0.1
Accounts payable	177.9	152.4
Accrued compensation	32.0	38.0
Accrued customer program liabilities	123.6	119.0
Accrued interest	7.0	6.3
Other current liabilities	104.5	112.4
Total current liabilities	445.1	429.4
Long-term debt	920.8	1,070.8
Deferred income taxes	169.1	165.0
Pension and post-retirement benefit obligations	61.7	119.8
Other non-current liabilities	83.9	83.5
Total liabilities	1,680.6	1,868.5
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(3.5)	(2.5)
Paid-in capital	2,035.0	2,018.5
Accumulated other comprehensive loss	(185.6)	(156.1)
Accumulated deficit	(1,144.7)	(1,221.8)
Total stockholders' equity	702.3	639.2
Total liabilities and stockholders' equity	$2,382.9	$2,507.7

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
(in millions of dollars)	2013	2012
Operating activities
Net income	$77.1	$115.4
Amortization of inventory step-up	—	13.3
(Gain) loss on disposal of assets	(4.1)	2.0
Deferred income tax provision	(0.7)	(9.9)
Release of tax valuation allowance	(11.6)	(145.1)
Depreciation	39.9	34.5
Other non-cash charges	1.2	2.3
Amortization of debt issuance costs and bond discount	6.2	9.9
Amortization of intangibles	24.7	19.9
Stock-based compensation	16.4	9.2
Loss on debt extinguishment	9.4	15.5
Changes in balance sheet items:
Accounts receivable	0.5	(153.8)
Inventories	6.5	61.8
Other assets	0.1	7.4
Accounts payable	26.8	(25.0)
Accrued expenses and other liabilities	9.0	30.1
Accrued income taxes	(4.2)	2.0
Equity in earnings of joint ventures, net of dividends received	(2.7)	3.0
Net cash provided (used) by operating activities	194.5	(7.5)
Investing activities
Additions to property, plant and equipment	(36.6)	(30.3)
(Payments) proceeds related to the sale of discontinued operations	(1.5)	1.5
Proceeds from the disposition of assets	6.1	3.1
Cost of acquisitions, net of cash acquired	(1.3)	(397.5)
Net cash used by investing activities	(33.3)	(423.2)
Financing activities
Proceeds from long-term borrowings	530.0	1,270.0
Repayments of long-term debt	(679.5)	(872.0)
(Repayments) borrowings of short-term debt, net	(0.7)	1.2
Payments for debt issuance costs	(4.3)	(38.5)
Other	(1.0)	(0.6)
Net cash (used) provided by financing activities	(155.5)	360.1
Effect of foreign exchange rate changes on cash and cash equivalents	(2.2)	(0.6)
Net increase (decrease) in cash and cash equivalents	3.5	(71.2)
Cash and cash equivalents
Beginning of period	50.0	121.2
End of period	$53.5	$50.0

ACCO Brands Corporation
Consolidated Statements of Operations and Reconciliation of Adjusted Results (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
		Adjusted				Adjusted			% Change	% Change
	Reported	Items (A)		Adjusted	Reported	Items (A)		Adjusted	Reported	Adjusted
Net sales	$503.7	$—		$503.7	$529.7	$—		$529.7	(5)%	(5)%
Cost of products sold	333.8	—		333.8	351.6	—		351.6	(5)%	(5)%
Gross profit	169.9	—		169.9	178.1	—		178.1	(5)%	(5)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	84.9	—		84.9	101.7	(4.5)	(A.2)	97.2	(17)%	(13)%
Amortization of intangibles	6.0	—		6.0	6.4	—		6.4	(6)%	(6)%
Restructuring charges	12.2	(12.2)	(A.3)	—	2.7	(2.7)	(A.3)	—	352%	—%
Total operating costs and expenses	103.1	(12.2)		90.9	110.8	(7.2)		103.6	(7)%	(12)%

Operating income	66.8	12.2		79.0	67.3	7.2		74.5	(1)%	6%

Non-operating expense (income):
Interest expense, net	13.0	(0.8)	(A.4)	12.2	19.3	(2.6)	(A.4)	16.7	(33)%	(27)%
Equity in earnings of joint ventures	(2.3)	—		(2.3)	(0.6)	(1.9)	(A.5)	(2.5)	NM	(8)%
Other income, net	(2.0)	2.0	(A.6)	—	(0.1)	—		(0.1)	NM	(100)%

Income from continuing operations before income tax	58.1	11.0		69.1	48.7	11.7		60.4	19%	14%
Income tax expense	7.8	16.4	(A.7)	24.2	63.8	(45.7)	(A.7)	18.1	(88)%	34%
Income (loss) from continuing operations	$50.3	$(5.4)		$44.9	$(15.1)	$57.4		$42.3	NM	6%
Loss from discontinued operations, net of income taxes	(0.1)	—		(0.1)	(1.5)	—		(1.5)	93%	93%
Net income (loss)	$50.2	$(5.4)		$44.8	$(16.6)	$57.4		$40.8	NM	10%

Per share:
Basic income (loss) per share:
Income (loss) from continuing operations	$0.44			$0.40	$(0.13)			$0.37	NM	8%
Loss from discontinued operations	—			—	(0.01)			(0.01)	93%	93%
Basic income (loss) per share	$0.44			$0.40	$(0.15)			0.36	NM	11%

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.43			$0.39	$(0.13)			$0.37	NM	5%
Loss from discontinued operations	—			—	(0.01)			$(0.01)	93%	93%
Diluted income (loss) per share	$0.43			$0.39	$(0.15)			$0.35	NM	11%

Weighted average number of shares outstanding:
Basic	113.7			113.7	113.1			113.1
Diluted	116.0			116.0	113.1			115.0

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended December 31, 2013		Three Months Ended December 31, 2012
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	33.7%		33.6%
Advertising, selling, general and administrative	16.9%		19.2%	18.4%
Operating income	13.3%	15.7%	12.7%	14.1%
Income from continuing operations before income tax	11.5%	13.7%	9.2%	11.4%
Income (loss) from continuing operations	10.0%	8.9%	(2.9)%	8.0%
Income tax rate	13.4%	35.0%	NM	30.0%

Reconciliation of Operating Income to Adjusted Supplemental EBITDA from Continuing Operations
(Unaudited)
(In millions of dollars)

“Adjusted Supplemental EBITDA” represents adjusted operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income. The following table sets forth a reconciliation of operating income in accordance with GAAP to Adjusted Supplemental EBITDA.

	Three Months Ended December 31,
	2013	2012	% Change
Operating income	$66.8	$67.3	(1)%
Integration charges	—	4.5	(100)%
Restructuring charges	12.2	2.7	352%
Adjusted operating income from continuing operations	79.0	74.5	6%
Depreciation	9.5	9.9	(4)%
Amortization of intangibles	6.0	6.4	(6)%
Stock-based compensation expense	4.7	3.7	27%
Joint venture income	2.3	2.5	(8)%
Adjusted supplemental EBITDA from continuing operations	$101.5	$97.0	5%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	20.2%	18.3%

ACCO Brands Corporation
Reported and Pro Forma Consolidated Statements of Operations and Reconciliation of Adjusted Reported and Pro Forma Results (Unaudited)
(In millions of dollars, except per share data)

	Twelve Months Ended December 31, 2013				Year Ended December 31, 2012
		Adjusted					Adjusted			% Change	% Change
	Reported	Items (A)		Adjusted	Reported	Pro Forma (B)	Items (A)		Adjusted	Reported	Adjusted
Net sales	$1,765.1	$—		$1,765.1	$1,758.5	$1,895.0	$—		$1,895.0	—%	(7)%
Cost of products sold	1,220.3	—		1,220.3	1,225.1	1,313.0	(2.5)	(A.1)	1,310.5	—%	(7)%
Gross profit	544.8	—		544.8	533.4	582.0	2.5		584.5	2%	(7)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	344.2	(4.4)	(A.2)	339.8	349.9	377.3	(13.6)	(A.2)	363.7	(2)%	(7)%
Amortization of intangibles	24.7	—		24.7	19.9	26.6	—		26.6	24%	(7)%
Restructuring charges	30.1	(30.1)	(A.3)	—	24.3	24.8	(24.8)	(A.3)	—	24%	—%
Total operating costs and expenses	399.0	(34.5)		364.5	394.1	428.7	(38.4)		390.3	1%	(7)%

Operating income	145.8	34.5		180.3	139.3	153.3	40.9		194.2	5%	(7)%

Non-operating expense (income):
Interest expense, net	54.7	(1.6)	(A.4)	53.1	89.3	75.3	(6.1)	(A.4)	69.2	(39)%	(23)%
Equity in earnings of joint ventures	(8.2)	—		(8.2)	(6.9)	(6.9)	(1.9)	(A.5)	(8.8)	19%	(7)%
Other expense (income), net	7.6	(7.4)	(A.6)	0.2	61.3	(0.1)	—		(0.1)	(88)%	NM

Income (loss) from continuing operations before income tax	91.7	43.5		135.2	(4.4)	85.0	48.9		133.9	NM	1%
Income tax expense (benefit)	14.4	32.9	(A.7)	47.3	(121.4)	17.5	22.7	(A.7)	40.2	NM	18%
Income from continuing operations	$77.3	$10.6		$87.9	$117.0	$67.5	$26.2		$93.7	(34)%	(6)%
Loss from discontinued operations, net of income taxes	(0.2)				(1.6)					88%
Net income	$77.1				$115.4					(33)%

Per share:
Basic income per share:
Income from continuing operations	$0.68			$0.77	$1.24	$0.60			$0.83	(45)%	(7)%
Loss from discontinued operations	—				(0.02)					88%
Basic income per share	$0.68				$1.23					(45)%

Diluted income per share:
Income from continuing operations	$0.67			$0.76	$1.22	$0.59			$0.82	(45)%	(7)%
Loss from discontinued operations	—				(0.02)					88%
Diluted income per share	$0.67				$1.20					(44)%

Weighted average number of shares outstanding:
Basic	113.5			113.5	94.1	112.8			112.8
Diluted	115.7			115.7	96.1	114.8			114.8

Statistics (as a % of Net sales, except Income tax rate)
	Twelve Months Ended December 31, 2013		Year Ended December 31, 2012
	Reported	Adjusted	Reported	Pro Forma	Adjusted
Gross profit (Net sales, less Cost of products sold)	30.9%		30.3%	30.7%	30.8%
Advertising, selling, general and administrative	19.5%	19.3%	19.9%	19.9%	19.2%
Operating income	8.3%	10.2%	7.9%	8.1%	10.2%
Income (loss) from continuing operations before income tax	5.2%	7.7%	(0.3)%	4.5%	7.1%
Income from continuing operations	4.4%	5.0%	6.7%	3.6%	4.9%
Income tax rate	15.7%	35.0%	NM	20.6%	30.0%

Reconciliation of Pro Forma Operating Income to Adjusted Supplemental EBITDA from Continuing Operations
(Unaudited)
(In millions of dollars)

“Adjusted Supplemental EBITDA” represents adjusted pro forma operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income. The following table sets forth a reconciliation of reported operating income in accordance with GAAP to Adjusted Supplemental EBITDA.

	Twelve Months Ended December 31,
	Reported	Pro Forma
	2013	2012	% Change
Reported operating income	$145.8	$139.3	5%
Mead C&OP pre-acquisition operating loss (C)	—	(8.5)	100%
Pro forma adjustments (C)	—	22.5	(100)%
Pro forma operating income	145.8	153.3	(5)%
Inventory step-up amortization	—	2.5	(100)%
Mead C&OP parent allocation expenses, net	—	6.3	(100)%
Integration charges	4.4	7.3	(40)%
Restructuring charges	30.1	24.8	21%
Adjusted operating income from continuing operations	180.3	194.2	(7)%
Depreciation	39.9	40.1	—%
Amortization of intangibles	24.7	26.6	(7)%
Stock-based compensation expense	16.4	10.3	59%
Adjusted joint venture income	8.2	8.8	(7)%
Adjusted supplemental EBITDA from continuing operations	$269.5	$280.0	(4)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	15.3%	14.8%

Notes for Reported and Pro Forma Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Reported and Pro Forma Results

A.
“Adjusted” results exclude all unusual tax items, restructuring, integration charges and Mead C&OP parent allocations, net, which will not continue as part of the combined Company in order to provide a comparison of underlying results of operations and taxes have been recalculated at normalized tax rates.

1.	Represents the adjustment related to the amortization of step-up in value of finished goods inventory.

2.	Represents the adjustment related to Mead C&OP parent allocations, in the pre-acquisition period, as well as integration charges in both periods.

3.	Represents restructuring costs.

4.	Represents the adjustments related to accelerated amortization of debt origination costs resulting from bank debt repayments.

5.	Represents the adjustment related to the impairment charge for our Neschen joint venture.

6.	Represents the reversal of the loss on debt extinguishment and other costs associated with the Company's refinancing, and in the fourth quarter of 2013 a bargain purchase gain on a acquisition.

7.
The company had incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances had been recorded on certain of the company's deferred tax assets. As a result, the operating results in these locations recorded no tax benefit or expense, which results in a high effective tax rate for the prior-year period. Excluding this impact, the Company's effective tax rate would approximate 30% in 2012 and 35% in 2013. The Company's principle tax valuation allowances for the U.S. and Netherlands were reversed during 2012 and 2013, respectively. However, the estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions.

B.
The unaudited pro forma financial information presents the combined results of the Company and Mead C&OP for the periods presented as though the companies had been combined as of January 1, 2011, but the Company cautions that the unaudited pro forma financial information is not indicative of the actual results of operations that would have been achieved if the transaction had taken place at the beginning of 2011 and do not purport to project the future operating results of the combined company. Refer to the Form 8-K furnished to the SEC on August 9, 2012 for a reconciliation of pro forma results to GAAP for the periods of January 1, 2012 through June 30, 2012.

C.
Refer to the Form 8-K furnished to the SEC on August 9, 2012 for details on Mead C&OP pre-acquisition operating income and pro forma adjustments for the periods of January 1, 2012 through June 30, 2012.

Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow
(Unaudited)
(In millions of dollars)

“Free Cash Flow ” represents cash flow from operating activities less additions to property, plant and equipment, net of proceeds from the disposition of assets. “Adjusted Free Cash Flow ” represents Free Cash Flow less payments for debt issuance costs, payments related to discontinued operations, and the costs of acquisition, net of cash acquired. The following table sets forth a reconciliation of reported net cash provided by operating activities in accordance with GAAP to Free Cash Flow and Adjusted Free Cash Flow.

Twelve Months Ended December 31, 2013
Net cash provided by operating activities	$194.5

Net cash provided (used) by:
Additions to property, plant and equipment	(36.6)
Proceeds from the disposition of assets	6.1
Free cash flow	164.0
Payments for debt issuance costs	(4.3)
Payments related to the sale of discontinued operations	(1.5)
Cost of acquisition, net of cash acquired	(1.3)
Adjusted free cash flow	$156.9

ACCO Brands Corporation
Reported and Pro Forma Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2013					2012 (A)							Changes (Pro Forma)
												Pro Forma
					Adjusted						Pro Forma	Adjusted
		Reported		Adjusted	Operating		Reported		Pro Forma		Adjusted	Operating			Adjusted	Adjusted
		Operating	Adjusted	Operating	Income		Operating	Pro Forma	Operating	Adjusted	Operating	Income	Net Sales	Net Sales	Operating	Operating	Margin
	Net Sales	Income	Charges	Income (A)	Margin (A)	Net Sales	Income	Net Sales	Income	Charges	Income (A)	Margin (A)	$	%	Income $	Income %	Points
Q1:
ACCO Brands North America	$189.0	$(8.2)	$5.7	$(2.5)	(1.3)%	$136.7	$(3.5)	$215.5	$(2.1)	$3.8	$1.7	0.8%	$(26.5)	(12)%	$(4.2)	NM	(210)
ACCO Brands International	126.2	4.0	4.6	8.6	6.8%	110.6	8.2	140.1	7.4	2.8	10.2	7.3%	(13.9)	(10)%	(1.6)	(16)%	(50)
Computer Products	36.8	2.8	0.6	3.4	9.2%	41.6	7.5	41.6	7.5	—	7.5	18.0%	(4.8)	(12)%	(4.1)	(55)%	(880)
Corporate	—	(7.8)	—	(7.8)		—	(8.2)	—	(11.6)	4.7	(6.9)		—		(0.9)
Total	$352.0	$(9.2)	$10.9	$1.7	0.5%	$288.9	$4.0	$397.2	$1.2	$11.3	$12.5	3.1%	$(45.2)	(11)%	$(10.8)	(86)%	(260)

Q2:
ACCO Brands North America	$286.9	$33.7	$7.1	$40.8	14.2%	$279.8	$13.6	$303.7	$19.9	$14.8	$34.7	11.4%	$(16.8)	(6)%	$6.1	18%	280
ACCO Brands International	116.1	10.5	(0.2)	10.3	8.9%	113.9	9.0	118.2	7.4	0.6	8.0	6.8%	(2.1)	(2)%	2.3	29%	210
Computer Products	37.2	2.9	0.7	3.6	9.7%	45.0	10.0	45.0	10.0	—	10.0	22.2%	(7.8)	(17)%	(6.4)	(64)%	(1,250)
Corporate	—	(9.2)	0.2	(9.0)		—	(21.0)	—	(8.9)	1.6	(7.3)		—		(1.7)
Total	$440.2	$37.9	$7.8	$45.7	10.4%	$438.7	$11.6	$466.9	$28.4	$17.0	$45.4	9.7%	$(26.7)	(6)%	$0.3	1%	70

Q3:
ACCO Brands North America	$295.9	$36.1	$2.6	$38.7	13.1%	$321.4	$40.0	$321.4	$40.0	$2.6	$42.6	13.3%	$(25.5)	(8)%	$(3.9)	(9)%	(20)
ACCO Brands International	136.0	17.8	0.9	18.7	13.8%	139.4	14.7	139.4	14.7	0.9	15.6	11.2%	(3.4)	(2)%	3.1	20%	260
Computer Products	37.3	3.4	—	3.4	9.1%	40.4	7.7	40.4	7.7	0.3	8.0	19.8%	(3.1)	(8)%	(4.6)	(58)%	(1,070)
Corporate	—	(7.0)	0.1	(6.9)		—	(6.0)	—	(6.0)	1.6	(4.4)		—		(2.5)
Total	$469.2	$50.3	$3.6	$53.9	11.5%	$501.2	$56.4	$501.2	$56.4	$5.4	$61.8	12.3%	$(32.0)	(6)%	$(7.9)	(13)%	(80)

Q4:
ACCO Brands North America	$269.6	$36.6	$9.7	$46.3	17.2%	$290.3	$36.1	$290.3	$36.1	$6.1	$42.2	14.5%	$(20.7)	(7)%	$4.1	10%	270
ACCO Brands International	188.3	34.2	1.2	35.4	18.8%	187.3	30.1	187.3	30.1	0.1	30.2	16.1%	1.0	1%	5.2	17%	270
Computer Products	45.8	4.6	0.8	5.4	11.8%	52.1	10.7	52.1	10.7	—	10.7	20.5%	(6.3)	(12)%	(5.3)	(50)%	(870)
Corporate	—	(8.6)	0.5	(8.1)		—	(9.6)	—	(9.6)	1.0	(8.6)		—		0.5
Total	$503.7	$66.8	$12.2	$79.0	15.7%	$529.7	$67.3	$529.7	$67.3	$7.2	$74.5	14.1%	$(26.0)	(5)%	$4.5	6%	160

Full Year:
ACCO Brands North America	$1,041.4	$98.2	$25.1	$123.3	11.8%	$1,028.2	$86.2	$1,130.9	$93.9	$27.3	$121.2	10.7%	$(89.5)	(8)%	$2.1	2%	110
ACCO Brands International	566.6	66.5	6.5	73.0	12.9%	551.2	62.0	585.0	59.6	4.4	64.0	10.9%	(18.4)	(3)%	9.0	14%	200
Computer Products	157.1	13.7	2.1	15.8	10.1%	179.1	35.9	179.1	35.9	0.3	36.2	20.2%	(22.0)	(12)%	(20.4)	(56)%	(1,010)
Corporate	—	(32.6)	0.8	(31.8)		—	(44.8)	—	(36.1)	8.9	(27.2)		—		(4.6)
Total	$1,765.1	$145.8	$34.5	$180.3	10.2%	$1,758.5	$139.3	$1,895.0	$153.3	$40.9	$194.2	10.2%	$(129.9)	(7)%	$(13.9)	(7)%	—

(A) See "Notes for Reported and Pro Forma Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Reported and Pro Forma Results" for a description of adjusted items.

ACCO Brands Corporation
Pro Forma Supplemental Net Sales Growth Analysis
(Unaudited)

	Percent Change - Sales
	Net		Comparable
	Sales	Currency	Sales
	Growth	Translation	Growth	Price	$ Volume/Mix
Q1 2013:
ACCO Brands North America	(12.3)%	(0.1)%	(12.2)%	1.2%	(13.4)%
ACCO Brands International	(9.9)%	(4.1)%	(5.8)%	0.5%	(6.3)%
Computer Products	(11.5)%	—%	(11.5)%	(3.6)%	(7.9)%
Total	(11.4)%	(1.5)%	(9.9)%	0.5%	(10.4)%

Q2 2013:
ACCO Brands North America	(5.5)%	(0.2)%	(5.3)%	(0.7)%	(4.6)%
ACCO Brands International	(1.8)%	(1.4)%	(0.4)%	2.9%	(3.3)%
Computer Products	(17.3)%	—%	(17.3)%	(3.1)%	(14.2)%
Total	(5.7)%	(0.4)%	(5.3)%	(0.1)%	(5.2)%

Q3 2013:
ACCO Brands North America	(7.9)%	(0.5)%	(7.4)%	—%	(7.4)%
ACCO Brands International	(2.4)%	(6.9)%	4.5%	5.1%	(0.6)%
Computer Products	(7.7)%	0.2%	(7.9)%	(1.2)%	(6.7)%
Total	(6.4)%	(2.2)%	(4.2)%	1.3%	(5.5)%

Q4 2013:
ACCO Brands North America	(7.1)%	(0.7)%	(6.4)%	(0.4)%	(6.0)%
ACCO Brands International	0.5%	(6.0)%	6.5%	5.7%	0.8%
Computer Products	(12.1)%	0.2%	(12.3)%	(4.0)%	(8.3)%
Total	(4.9)%	(2.5)%	(2.4)%	1.4%	(3.8)%

2013 YTD:
ACCO Brands North America	(7.9)%	(0.4)%	(7.5)%	(0.1)%	(7.4)%
ACCO Brands International	(3.1)%	(4.8)%	1.7%	3.7%	(2.0)%
Computer Products	(12.3)%	0.1%	(12.4)%	(3.1)%	(9.3)%
Total	(6.9)%	(1.7)%	(5.2)%	0.8%	(6.0)%